UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

January 22, 2009
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by Griffin Land & Nurseries, Inc. (“Griffin or the Registrant”) on January 22, 2009 (the “Initial 8-K”) is being filed to report the information required under Item 2.05 that was not available at the time of the Initial 8-K filing relating to the shutdown of the Florida growing operations of Imperial Nurseries, Inc. (“Imperial”), Griffin’s subsidiary in the landscape nursery business.

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 22, 2009, Griffin filed the Initial 8-K to report that its Board of Directors determined that Imperial will shut down its farm in Quincy, Florida by the end of this year. In September, Griffin’s Board of Directors determined to significantly reduce production at Imperial’s Quincy, Florida farm as reported in a Current Report on Form 8-K filed on September 18, 2008.  At the time of filing the Initial 8-K, Griffin reported that it was unable to estimate the total amount to be incurred or the amounts to be incurred for each major type of cost in connection with this action.  Item 2.05 of the Initial 8-K is now being amended to report such amounts.

As a result of the shutdown of Imperial’s Florida growing operations, Griffin will record total charges of $8,855,000 in the 2008 fourth quarter, comprised of: (i) $7,200,000 for inventories that are expected to be sold below their carrying values at the time of sale; (ii) $1,045,000 to write down fixed assets that will no longer be used; and (iii) $610,000 for severance payments.  The charge to reserve for inventories will be included in cost of landscape nursery sales and the charges for the writedown of fixed assets and severance costs will be reported as a restructuring charge on Griffin’s fiscal 2008 consolidated statement of operations.  Because the majority of these charges reflects the expected disposition of inventories below their carrying values at the time of sale, Griffin expects the closing of Imperial’s Florida operations to result in some positive cash flow.

Forward-Looking Statements:
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those statements regarding the timing of the shutdown of Imperial’s Florida farm and the expected positive cash flow resulting from the shutdown. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.  The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: February 9, 2009